Exhibit 99.1

News Release

ON Semiconductor to Acquire Aptina Imaging

Acquisition to vastly expand ON Semiconductor’s image-sensor business and establish the company as a leader in the fast growing image sensor segment of automotive and industrial semiconductor market

Key Transaction Highlights:

•	Accelerates ON Semiconductor’s growth in the automotive and industrial end-markets

•	Establishes ON Semiconductor as a leader in the fast growing image sensor segment of automotive and industrial semiconductor market

•	ON Semiconductor will pay approximately $400 million in cash to acquire Aptina, subject to certain customary closing adjustments. The acquisition will be funded by cash on balance sheet and ON Semiconductor’s existing revolving credit facility

•	The transaction is expected to be immediately accretive to earnings

PHOENIX, Ariz. – June 9, 2014 – ON Semiconductor (Nasdaq: ONNN), driving energy efficient innovations, today signed a definitive agreement to acquire Aptina Imaging, a leading provider of high-performance CMOS image sensors for automotive and industrial markets, which are the key areas of strategic focus for ON Semiconductor. Other markets addressed by Aptina’s products include cameras, mobile devices, and computing and gaming platforms.

The acquisition of Aptina vastly expands ON Semiconductor’s image-sensor business and establishes the company as a leader in the fast growing segment of image sensors in automotive and industrial semiconductor market. According to TSR, an independent market research firm, the worldwide demand for image sensors for automotive and industrial applications is expected to grow at annual compound rate of 16 percent between 2013 and 2016.

Under the terms of the agreement, ON Semiconductor will pay approximately $400 million in cash to acquire Aptina Imaging, subject to customary adjustments at closing. The acquisition will be funded by available cash on ON Semiconductor’s balance sheet and its existing revolver credit facility.

“The pending acquisition of Aptina enables us to accelerate our growth in the attractive automotive and industrial end-markets by leveraging Aptina’s highly differentiated imaging technologies in conjunction with our wide sales reach and strong operational capabilities,” said Keith Jackson, president and CEO of ON Semiconductor. “The addition of Aptina vastly expands our scale and capabilities in image sensors and establishes us as a leader in image sensors for industrial and automotive related applications. I am excited about the possibilities that this transaction presents for both companies.”

- m o r e -

ON Semiconductor to Acquire Aptina Imaging - 2 -

ON Semiconductor expects the acquisition to be immediately accretive to earnings, excluding any non-recurring acquisition related charges, the fair value step-up inventory amortization, and amortization of acquired intangibles. Based on unaudited results, Aptina’s revenue for last twelve months ending on May 29, 2014, was approximately $532 million with gross and operating margins of approximately 29 percent and 3 percent, respectively. ON Semiconductor currently intends to report operational results for Aptina and other image and optical sensor businesses in a separate reporting segment as soon as practical after the close of Aptina acquisition. The transaction has been approved by ON Semiconductor’s and Aptina’s boards of directors and is expected to close during the third quarter of 2014, subject to required regulatory approvals and customary closing conditions.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Daylight Time (EDT) on June 9, 2014, to discuss this announcement. The company will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 291-2604 (U.S./Canada) or (760) 536-5202 (International). In order to join this conference call, you will be required to provide the Conference ID Number - which is 58909970. Approximately two hours following the live broadcast, the company will provide a dial-in replay that will continue to be available through July 9, 2014. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is driving energy efficient innovations, empowering customers to reduce global energy use. The company offers a comprehensive portfolio of energy-efficient power and signal management, logic, discrete and custom solutions to help design engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power supply applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

About Aptina

Aptina is a global provider of intelligent imaging solutions. Aptina has created unique innovations with image sensor technologies such as Aptina Clarity+™ to deliver high-quality, rich images in challenging environments. Aptina patented imaging solutions are in leading consumer electronics devices like smartphones, tablets, laptops, gaming, wearables and digital cameras, as well as embedded and industrial solutions for automotive, surveillance, video conferencing, scanning and medical. For more information, visit http://www.aptina.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

ON Semiconductor to Acquire Aptina Imaging - 3 -

Cautions Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the acquisition by ON Semiconductor Corporation (“ON”) of Aptina Imaging. (“Aptina”) and the future financial performance of ON. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to, the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; there may be a material adverse change of us or Aptina or our respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; difficulties encountered in integrating Aptina; difficulties leveraging desired growth opportunities and markets; the possibility that expected benefits and cost savings may not materialize as expected; the prospect that the automotive and industrial sensor markets will not grow as rapidly as currently anticipated; the variable demand and the aggressive pricing environment for semiconductor products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Additional Information about the Acquisition and Where to Find It

For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC website, www.sec.gov.

Contacts

Anne Spitza Corporate Communications / Media Relations ON Semiconductor (602) 326-0071 Anne.Spitza@onsemi.com	Parag Agarwal Senior Director Investor Relations ON Semiconductor (602) 244-3437 Investor@onsemi.com

# # #